SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

DATAKEY, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-1291472

(State or Other Juris- diction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

407 West Travelers Trail
Burnsville, Minnesota 55337
(Address of Principal Executive Office and Zip Code)

Datakey, Inc. 1997 Stock Option Plan
(Full Title of the Plan)

Carl P. Boecher, President and Chief Executive Officer
407 West Travelers Trail
Burnsville, Minnesota 55337
(952) 890-6850
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Elizabeth McGraw Reisktyl
Fredrikson & Byron, P.A.
1100 International Centre
Minneapolis, Minnesota 55402

CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed Maximum	Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee

Options to Purchase Common Stock under the 1997 Stock Option Plan	Indefinite	$0.00	$0.00	$0.00

Common Stock issuable upon exercise of options granted under the 1997 Stock Option Plan	400,000 shares	$2.61	$1,044,000.00	$96.05

TOTAL:				$96.05

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on June 28, 2002.

SIGNATURES
Power of Attorney
Exhibit Index
EX-5 Opinion and Consent of Counsel
EX-23.2 Consent of Independent Accountants

     The purpose of this Registration Statement is to register additional shares for issuance under the Registrant’s 1997 Stock Option Plan. The contents of the Registrant’s Registration Statements on Form S-8, Reg. No. 333-83999, Reg. No. 333-39556 and Reg. No. 333-64470, are incorporated herein by reference.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnsville and State of Minnesota, on the 1st day of July, 2002.

DATAKEY, INC. (the “Registrant”)

By	/s/ Carl P. Boecher Carl P. Boecher President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

(Power of Attorney)

     Each of the undersigned constitutes and appoints Carl P. Boecher and Alan G. Shuler his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Datakey, Inc. relating to the Company’s 1997 Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Carl P. Boecher Carl P. Boecher	President, Chief Executive Officer and Director (principal executive officer)	July 1, 2002

/s/ Alan G. Shuler Alan G. Shuler	Vice President and Chief Financial Officer (principal financial and accounting officer)	July 1, 2002

/s/ Gary R. Holland Gary R. Holland	Chairman and Director	July 1, 2002

/s/ Terrence W. Glarner Terrence W. Glarner	Director	July 1, 2002

Thomas R. King Thomas R. King	Director	July 1, 2002

Eugene W. Courtney Eugene W. Courtney	Director	July 1, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

DATAKEY, INC.

Form S-8 Registration Statement

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

5	Opinion and Consent of counsel re securities under the Plan

23.1	Consent of counsel (See Exhibit 5)

23.2	Consent of independent accountants

24	Power of attorney (See Signature Page)